Exhibit 32.2

Section 906 CFO Certification

WRITTEN STATEMENT OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES - OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer and Chief Operating Officer of FundCore Institutional Income Trust Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

(a)	the Form 10-K of the Company for the fiscal year ended December 31, 2011filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 15, 2012	/s/ Lee J. Taragin
Lee J. Taragin
Chief Financial Officer and Chief Operating Officer

(Principal Financial Officer and Chief Accounting Officer)